UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): November 15, 2018 (November 12, 2018)

COLLIER CREEK HOLDINGS

(Exact name of registrant as specified in its charter)

Cayman Islands	001-38686	98-1425274
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

200 Park Avenue, 58th Floor

New York, New York 10166

(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code: (212) 355-5515

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On November 12, 2018, the board of directors (the “Board”) of Collier Creek Holdings (the “Company”) elected Craig D. Steeneck to the Board as a Class II director, with a term of office expiring at the Company’s second annual meeting of shareholders. The Board appointed Mr. Steeneck, who was determined to be an “independent director” as defined in the applicable rules of The New York Stock Exchange, to serve as a member and as Chairman of the audit committee of the Board (the “Audit Committee”) and as a member of the compensation committee of the Board (the “Compensation Committee”). As a result, the Audit Committee is presently comprised of Mr. Steeneck, Matthew M. Mannelly and William D. Toler, with Mr. Steeneck serving as its Chairman, and the Compensation Committee is presently comprised of Messrs. Steeneck, Toler and Antonio F. Fernandez, with Mr. Toler serving as its Chairman.

On November 12, 2018, in connection with Mr. Steeneck’s appointment to the Board, Mr. Steeneck entered into an indemnity agreement on substantially the same terms as the form thereof previously entered into by and between the Company and each of its other directors in connection with the Company’s initial public offering, which was previously filed as exhibit 10.5 to the Company’s Registration Statement on Form S-1 (File No. 333-227295) and is incorporated herein by reference.

Prior to the Company’s initial public offering, on September 7, 2018, Mr. Steeneck entered into a forward purchase agreement with the Company which provides for the purchase by Mr. Steeneck of 150,000 Class A ordinary shares of the Company, plus 50,000 redeemable warrants to purchase one Class A ordinary share at $11.50 per share, for a purchase price of $1.5 million, in a private placement to close concurrently with the closing of the Company’s initial business combination. On September 10, 2018, Collier Creek Partners LLC, the Company’s sponsor, transferred 52,500 Class B ordinary shares of the Company to Mr. Steeneck at their original purchase price of $0.002 per share.

Other than the foregoing, Mr. Steeneck is not a party to any arrangement or understanding with any person pursuant to which he was appointed as a director, nor is he a party to any transaction required to be disclosed under Item 404(a) of Regulation S-K involving the Company. There are no family relationships between Mr. Steeneck and any of the Company’s other directors or executive officers.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

COLLIER CREEK HOLDINGS

	By:	/s/ Jason K. Giordano
		Name:	Jason K. Giordano
		Title:	Co-Executive Chairman

Dated: November 15, 2018